                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 3, 2000



                             METRON TECHNOLOGY N.V.

             (Exact name of registrant as specified in its charter)


       The Netherlands              000-27863                   98-0180010
       ---------------              ---------                   ----------
(State or other jurisdiction of    Commission                (I.R.S. Employer
incorporation or organization)     File Number            Identification Number)


                            1350 Old Bayshore Highway
                                    Suite 360
                          Burlingame, California 94010

                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (650) 373-1133


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METRON TECHNOLOGY N.V.


INDEX


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                                                                       Page No.
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Item 2.  Acquisition or Disposition of Assets.                         3

Item 7.  Financial Statements and Exhibits.                            3

Signature                                                              4
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 3, 2000 Metron Technology (United Kingdom) Limited, a wholly owned subsidiary of Metron Technology N.V. ("Metron"), acquired all of the common shares of Shieldcare Limited ("Shieldcare"), a privately held company incorporated in Scotland. The common shares were acquired from Gordon Riddell and Effie Macrae Riddell for cash that amounted to 6.3 million British Pounds (approximately 9.9 million US Dollars). Metron used its available cash resources to fund the transaction. The transaction has been accounted for as a purchase. Shieldcare is an authorized supplier of critical parts cleaning services to major OEM and device manufacturing companies worldwide. The company also operates as an authorized re-manufacturer of physical vapor deposition (PVD) equipment for a well-known supplier of automated systems for chemical vapor deposition (CVD). Metron intends to use the assets acquired in the transaction to continue the operations of Shieldcare.

A copy of the press release issued by Metron on March 3, 2000 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     2.1 Agreement for the acquisition of the whole of the issued share capital of Shieldcare Limited.

    99.1 Press Release, dated as of March 3, 2000, entitled "Metron Technology Acquires Critical Parts Cleaning Business"


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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



METRON TECHNOLOGY N.V.


Date:  March 17, 2000            /s/ Peter V. Leigh
                                  ------------------

                                  Peter V. Leigh
                                  Vice President, Finance
                                  Signing on behalf of the registrant
                                  and as principal accounting officer



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